UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

Anacor Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34973	25-1854385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Anacor Pharmaceuticals, Inc. (the “Company”) was held on June 9, 2015.

At the Annual Meeting, the Company’s stockholders (i) elected, as a Class II Director, Mark Leschly to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified, (ii) elected, as a Class II Director, William J. Rieflin to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified, (iii) ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015 and (iv) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”).

The final results of voting on each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal		For	Withheld	Broker Non-Votes
1A.	The election, as a Class II Director, of Mark Leschly to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified	27,780,285	1,301,412	9,525,749
1B.	The election, as a Class II Director, of William J. Rieflin to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified	28,564,977	516,720	9,525,749

		For	Against	Abstain	Broker Non-Votes
2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015	38,518,705	84,599	4,142	—
3.	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement	25,150,017	3,564,822	366,858	9,525,749

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Ryan T. Sullivan
		Name:	Ryan T. Sullivan
		Title:	Senior Vice President and General Counsel

Date: June 11, 2015

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